SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0202944 (I.R.S. Employer Identification No.)
789 West Pender Street, Suite 1205 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1H2 (Zip Code)
Registrant's telephone number, including area code	604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that we have now entered into our first Alberta Oil Sands Project through the recently formed Oil Sands partnership.  This first project is located in the Athabasca Oil Sands, which is the single largest Oil Sands formation in the world.  This new Oil Sands Project is located just south of Fort McMurray, Alberta and is in close proximity to major Oil Sands projects by Devon, Encana, and Cononco Philips. At a recent presentation, Encana’s COO stated that Encana’s Christina Lake Prospect, which is within 15 miles of our new prospect, could grow to produce 250,000 barrels per day.  The closest Oil Sands Project adjacent to our new project has stated they have reserves of 1.3 billion barrels of oil in place.

The Oil Sands of Canada hold recoverable reserves of 175 billion barrels with a proven reserve life of 480 years and another 130 billion barrels of potential reserves, which is second only to Saudi Arabia’s 262 billion barrels. As a comparison, the United States has only 29 billion barrels of recoverable reserves and has decreasing domestic production while their demand is increasing by 1-2% every year. Canada is in an optimal position to supply oil to the US with its favorable political climate, close proximity and being one of the few non-OPEC countries which can grow its oil production.

Bernard McDougall, our president stated, "This is the biggest project that MSEV has ever been involved in.  When you look at the absolute magnitude of the Alberta Oil Sands as the single largest natural resource in the world, and the fact that a company of MSEV’s tiny market capitalization has exposure to it, this is the most exciting project that MSEV could be associated with at this time.  There are other small companies that have recently experienced tremendous increase in shareholder value through exposure to the Oil Sands, and we anticipate that MSEV may achieve similar success.  This is first Oil Sands Project we have been involved in and we hope to be acquiring additional Oil Sands assets in the future.  This is just the start for MSEV’s Oil Sands endeavors, and we feel that shareholders should share management’s enthusiasm in what this new Oil Sands Project may mean for the future growth of their company.”

We have also initiated the process of listing our shares on the Frankfurt Stock Exchange.  The process is expected to be completed within 2-6 six weeks.  There are a large amount of junior resources companies that have listed on the Frankfurt Exchange which have received positive substantial exposure from the listing.

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have multiple independent sources of oil and/or gas revenue from production in Canada and Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization including the oil sands of Canada.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         March 2, 2006